Exhibit 3.12

FREDERICK MANUFACTURING CORPORATION

BY–LAWS

ARTICLE I - STOCKHOLDERS

Section 1.   Annual Meeting

Amendment of By-Laws - 3-2-92

RESOLVED, that pursuant to Article VIII, Section 1, Amendments, which authorizes the Board of Directors to amend or repeal of the Corporation’s By-Laws at any meeting, Article I, Section 1, Annual Meeting of the By-Laws, is amended to provide as follows:

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of Company, or at such other place as may be determined by the Board of Directors, on the second Monday in April Amended 1/3/97 commencing August 14, 1992, or on such other day as the Board of Directors may determine, and convening at 10:00 a.m. or at such time as the Board of Directors may fix.

date, and at such time as they or he shall fix.

Section 3.   Notice of Meetings

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more then thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.   Quorum

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except as hereinafter provided or to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5.   Organization

Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6.   Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.  Action may be taken by the stockholders without a meeting if all stockholders consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the stockholders.

Section 7.   Proxies and Voting

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken.  Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 8.   Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS

Section l.   Number and Term of Office

The number of original directors who shall constitute the whole board shall be two (2); thereafter, the number of directors shall be as the Board of Directors shall at the time have designated.  Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.  Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2.   Vacancies

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

RESOLVED FURTHER, that pursuant to ARTICLE II, Section 3, Annual Meeting (of directors) be amended to read in its entirety as follows: 3-2-92

Commencing on August 14, 1992, the annual meeting of directors shall be held immediately following the annual meeting of stockholders at the same place as the annual meeting of stockholders.  No notice shall be required as to the annual meeting of the directors.

shall be given to all directors by the Secretary, but no notice shall be required as to the annual August meeting.

Section 4.   Special Meetings

Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they or he shall fix.  Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting.  The business to be transacted at any special meeting shall be prescribed in the notice, but any and all other business may also be transacted if all directors are present.

Section 5.   Quorum

At any meeting of the Board of Directors, one-half of the total number of the whole board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 6.   Participation in Meetings by Conference Telephone

Members of the Board of Directors may participate in a meeting of such board by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

Section 7.   Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8.   Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)           To declare dividends from time to time in accordance with law;

(2)           To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)           To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non- negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)           To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)           To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)           To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, agents and employees of the corporation and its subsidiaries as it may determine;

(7)           To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, agents and employees of the corporation and its subsidiaries as it may determine; and,

(8)           To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation’s business and affairs.

Section 9.   Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors.

ARTICLE III - OFFICERS

Section 1.   Generally

(Amended 1/3/97)

The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, and such other subordinate officers as may from time to time be appointed by the Board of Directors.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  The Chairman of the Board shall be a member of the Board of Directors.  Any number of offices may be held by the same person.

Section 2.   Chairman of the Board

The Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors and shall perform all duties and have all powers which are delegated to him by the Board of Directors.

Section 3.   President

Subject to the provisions of these by-laws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him by the Board of Directors.  He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized.  He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 4.   Vice-Presidents

Each Vice-President shall perform such duties as the Board of Directors shall prescribe.  In the absence or disability of the President, the Vice-President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 5.   Treasurer

The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account.  He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 6.   Secretary

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  He shall have charge of the corporate books.

Section 7.   Delegation of Authority

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 8.   Removal

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 9.   Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE IV - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Section 1.   Right to Indemnification

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended

(but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  Such right shall be a contract right and shall include the right to be paid by the corporation in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent of the corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such person to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this Article or otherwise.  The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 2.   Right of Claimant to Bring Suit

If a claim under Section 1 is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

Section 3.   Non-Exclusivity of Rights

The rights conferred on any person by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.   Insurance

The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5.   Consolidation or Merger

For the purposes of this Article, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE V - STOCK

Section 1.   Certificates of Stock

Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him.  Any of or all the signatures on the certificate may be facsimile.

Section 2.   Transfers of Stock

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.   Record Date

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4.   Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.   Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1.   Notices

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean a personal notice.  Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation.  The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2.   Waivers

A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

Section 1.   Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.   Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 3.   Reliance upon Books, Reports and Records

Each director and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4.   Fiscal Year

The fiscal year of the corporation shall be the calendar year unless otherwise fixed by the Board of Directors.

Section 5.   Time Periods

In applying any provision of these by-laws which re quire that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII - AMENDMENTS

Section 1.   Amendments

These by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.